Exhibit 99.1

Eastern Virginia Bankshares Announces First Quarter 2011 Results

TAPPAHANNOCK, Va.--(BUSINESS WIRE)--April 22, 2011--Eastern Virginia Bankshares (NASDAQ:EVBS) today reported its results of operations for the three months ended March 31, 2011.

For the three months ended March 31, 2011, EVBS reported net operating income of $474 thousand, a decrease of $860 thousand over the net operating income of $1.3 million reported for the same period of 2010. Net income to common shareholders was $100 thousand, or $0.02 per common share, assuming dilution, compared to net income of $961 thousand or $0.16 per common share for the same period in 2010. The difference between net operating income and net income to common shareholders is the deduction for the effective dividend to the U.S. Treasury on preferred stock.

The key factors affecting the Company’s results for the first quarter of 2011 continue to be attributable to increasing the provision for loan losses, higher professional and collection/repossession expenses related to elevated past due loans and nonperforming assets, and losses on the sale of and valuation of other real estate owned. For the three months ended March 31, 2011, the provision for loan losses was $2.0 million, an increase of $150 thousand over the $1.9 million reported for the same period of 2010.

The return on average assets (ROA) and return on average equity (ROE), on an annualized basis, for the three months ended March 31, 2011 were 0.04% and 0.60%, respectively compared to 0.35% and 4.74%, respectively for the three months ended March 31, 2010.

Key Highlights

“While we continue to address our elevated levels of nonperforming assets, we were pleased to see a slight decline of 3.9% of nonperforming assets during the first quarter of 2011,” commented Joe A. Shearin, President and Chief Executive Officer. Shearin further commented, “We are cautiously optimistic that we are beginning to see positive results from our actions during the last several quarters and are hopeful that this trend will continue in future periods. We continue to proactively manage our problem assets and are charging-off loans and increasing our allowance for potential future loan losses as necessary. We continue to diligently manage through these difficult times and remain focused on the financial strategies we believe will return us to the financial performance our shareholders expect from us.”

As announced earlier in the first quarter of 2011, the Company entered into a written agreement with the Federal Reserve Bank of Richmond and Virginia’s Bureau of Financial Institutions for the purpose of improving the Company’s asset quality issues and to position the Company for stronger financial performance in the future. “We are diligently working to comply with all aspects of the written agreement and are on schedule to timely submit each requirement by its respective deadline,” commented Randy Cook, Chairman of the Board of Directors. Cook further commented, “We have hired an independent consultant to assist us in these efforts and are pleased with the actions we have completed to date. Our Board and Management Team are fully committed to resolving these issues improving our financial performance.”

Operations Analysis

Net interest income for the three months ended March 31, 2011 was $8.8 million, a decrease of $202 thousand or 2.2% over the same quarter of last year. This decrease was primarily due to a decrease in the net interest margin (tax equivalent basis) from 3.63% in the first quarter of 2010 to 3.57% in the first quarter of 2011. The quarter-over-quarter decline in interest income was driven by the impact of declining loan balances due to weak loan demand and charge-offs, an increase in nonaccrual loans and the sale of 1-4 residential mortgage loans in the third quarter of 2010. As a result, the yield on our average interest-earning assets declined 35 basis points to 5.12% for the three months ended March 31, 2011 as compared to the same period in 2010. This decline in interest income was largely offset by a lower cost of funding. Our lower cost of funding was driven by the continuation of our deposit re-pricing strategy that began in 2010, reductions in the level of time deposits, and increased levels of demand deposits and interest-bearing transactional accounts with lower rates. As a result, the average cost of interest-bearing deposits decreased 35 basis points to 1.39% for the three months ended March 31, 2011 as compared to the same period in 2010.

Noninterest income for the three months ended March 31, 2011 and 2010 was $2.1 million. Service charges and fees on deposit accounts increased $73 thousand, or 8.5% in the first quarter of 2011, which was primarily attributable to an increase in non-sufficient funds (“NSF”) fees. Net gains on the sale of available for sale securities increased $180 thousand to $193 thousand for the first quarter of 2011, up from $13 thousand for the same period of 2010. For the first quarter of 2011, noninterest income includes a $256 thousand gain on the sale of our former Aylett branch office which was not present during the same period of 2010 and resulted from our strategy to consolidate two branch locations into a single office to increase our efficiency in delivering products and services. In addition to the aforementioned items, the three months ended March 31, 2010 includes a $604 thousand gain on bank owned life insurance which was not present during the same period of 2011.

Noninterest expense for the three months ended March 31, 2011 was $8.5 million, an increase of $646 thousand over noninterest expense of $7.9 million for the three months ended March 31, 2010. Salaries and employee benefits increased $100 thousand, or 2.5% in the first quarter of 2011, which was due to a decrease in accounting deferrals for loan origination costs due to decreased loan origination volume and an increase in employee-related benefits due to the Company’s efforts to strengthen the Company’s management team. Expenses related to collection, repossession and other real estate owned (“OREO”) increased $105 thousand, or 30.2% in the first quarter of 2011 primarily due to higher nonperforming loan balances and related increases in collection and repossession activities. For the first quarter of 2011, noninterest expense includes $152 thousand in impairment losses related to valuation adjustments on OREO which was not present during the same period of 2010. In addition, noninterest expense for the first quarter of 2011 includes losses on the sale of OREO of $247 thousand compared to gains of $31 thousand for the same period of 2010.

Balance Sheet and Asset Quality

Total net charge-offs for the first quarter of 2011 were $960 thousand compared to $544 thousand for the same period one year earlier. As of March 31, 2011, the allowance for loan losses represented 3.44% of total loans, up from 3.26% at December 31, 2010 and 1.57% at March 31, 2010. As of March 31, 2011, this allowance covers 102.61% of nonaccrual loans and 99.3% of nonperforming loans. These asset quality measures continue to reflect the Company’s efforts to prudently charge-off loans and increase our allowance for potential future loan losses.

For the first quarter of 2011, annualized net charge-offs to average loans outstanding were 0.50% compared to 0.26% for the first quarter of 2010. Nonperforming assets to total loans and OREO was 4.86% as of March 31, 2011, compared to 5.00% as of December 31, 2010 and 3.59% as of March 31, 2010. Nonperforming assets were $37.8 million as of March 31, 2011, compared to $39.3 million as of December 31, 2010 and $31.0 million as of March 31, 2010. Of these assets, nonaccrual loans, the single largest category in nonperforming loans, were $25.7 million at March 31, 2011, compared to $25.9 million at December 31, 2010 and $22.1 million at March 31, 2010. In general, the modification or restructuring of a loan constitutes a troubled debt restructuring (“TDR”) when we grant a concession to a borrower experiencing financial difficulty. As of March 31, 2011, TDR loans total $14.6 million, compared to $8.6 million at December 31, 2010 and $9.0 million at March 31, 2010. Of the $14.6 million in TDR loans at March 31, 2011, $10.5 million are considered to be nonperforming assets and are included in the $25.7 million in nonaccrual loans reported above. Of the $8.6 million in TDR loans at December 31, 2010, $6.2 million are considered to be nonperforming assets and are included in the $25.9 million in nonaccrual loans reported above. Of the $9.0 million in TDR loans at March 31, 2010, $696 thousand are considered to be nonperforming assets and are included in the $22.1 million in nonaccrual loans reported above.

Total assets decreased $19.5 million or 1.8% between March 31, 2010 and March 31, 2011, and are down $37.2 million from December 31, 2010. Between March 31, 2010 and March 31, 2011, investment securities increased $81.3 million or 58.8% to $219.6 million, and are down $26.6 million from December 31, 2010. Loans, net of unearned income decreased $93.0 million or 10.8% from March 31, 2010 to $766.1 million at March 31, 2011 and are down $8.7 million from $774.8 million as of December 31, 2010. Total deposits decreased $9.2 million or 1.1% from $858.7 million at March 31, 2010 to $849.5 million at March 31, 2011. Year to date average investment securities were $226.0 million as of March 31, 2011, an increase of $83.7 million or 58.8% compared to the same period in 2010. Year to date average loans were $771.7 million as of March 31, 2011, a decrease of $84.2 million or 9.8% compared to the same period in 2010. Year to date average total deposits were $864.4 million as of March 31, 2011, an increase of $12.6 million or 1.5% compared to the same period in 2010.

Forward-Looking Statements

Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of the Company or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; (iv) statements regarding the impact of the Written Agreement on our financial condition, operations and capital strategies; (v) statements of management’s expectations regarding future trends in interest rates, real estate values, and economic conditions generally and in the Company’s markets; and (vi) statements of assumptions underlying such statements. Words such as “believes”, “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

  our ability to assess, manage and improve our asset quality;
  the strength of the economy in our target market area, as well as general economic, market, or business factors;
  changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries, decline in real estate values in our markets, or in the repayment ability of individual borrowers or issuers;
  the impact of government intervention in the banking business;
  an insufficient allowance for loan losses;
  our ability to meet the capital expectations of our regulatory agencies;
  changes in laws, regulations and the policies of federal or state regulators and agencies;
  changes in the interest rates affecting our deposits and our loans;
  the loss of any of our key employees;
  changes in our competitive position, competitive actions by other financial institutions and the competitive nature of the financial services industry and our ability to compete effectively against other financial institutions in our banking markets;
  our potential growth, including our entrance or expansion into new markets, the opportunities that may be presented to and pursued by us and the need for sufficient capital to support that growth;
  changes in government monetary policy, interest rates, deposit flow, the cost of funds, and demand for loan products and financial services;
  our ability to maintain internal control over financial reporting;
  our ability to raise capital as needed by our business;
  our reliance on secondary sources, such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits, to meet our liquidity needs;
  our ability to comply with the Written Agreement, which requires us to designate a significant amount of resources to complying with the agreement and may have a material adverse effect on our operations and the value of our securities; and
  other circumstances, many of which are beyond our control.

Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions and projections within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance, actions or achievements of the Company will not differ materially from any future results, performance, actions or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such statements, which speak only as of the date of this report. The Company does not undertake any steps to update any forward-looking statement that may be made from time to time by it or on its behalf.

Selected Financial Information	Three months ended
(dollars in thousands, except per share data)	March 31,
Statement of Operations	2011	2010
Interest and dividend income	$12,698	$13,660
Interest expense	3,890	4,650
Net interest income	8,808	9,010
Provision for loan losses	2,000	1,850
Net interest income after provision for loan losses	6,808	7,160

Service charges and fees on deposit accounts	935	862
Other operating income	383	319
Debit/credit card fees	324	295
Gain on sale of available for sale securities, net	193	13
Gain on sale of fixed assets	256	-
Gain on bank owned life insurance	-	604
Noninterest income	2,091	2,093

Salaries and employee benefits	4,090	3,990
Occupancy and equipment expenses	1,213	1,278
FDIC expense	497	468
Collection, repossession and other real estate owned	453	348
Loss (gain) on sale of other real estate owned	247	(31)
Impairment losses on other real estate owned	152	-
Other noninterest expenses	1,848	1,801
Noninterest expenses	8,500	7,854

Income before income taxes	399	1,399
Income tax expense (benefit)	(75)	65
Net income	$474	$1,334
Less: Effective dividend on preferred stock	374	373
Net income available to common shareholders	$100	$961
Income per common share: basic	$0.02	$0.16
diluted	$0.02	$0.16
Dividends per share, common	$-	$0.05
Selected Ratios
Return on average assets	0.04%	0.35%
Return on average common equity	0.60%	4.74%
Net interest margin (tax equivalent basis)	3.57%	3.63%
Period End Balances
Loans, net of unearned income	$766,087	$859,102
Total assets	1,082,121	1,101,618
Total deposits	849,529	858,745
Total borrowings	135,788	130,752
Total capital	92,839	106,658
Shareholders' equity	68,839	82,658
Book value per common share	11.51	13.90
Average Balances
Loans, net of unearned income	$771,684	$855,873
Total earning assets	1,019,690	1,027,069
Total assets	1,095,967	1,104,938
Total deposits	864,448	851,863
Total borrowings	135,445	140,562
Total capital	91,642	106,199
Shareholders' equity	67,642	82,199
Asset Quality at Period End
Allowance for loan losses	$26,328	$13,462
Nonperforming assets	37,763	30,953
Net charge-offs	960	544
Net charge-offs to average loans	0.50%	0.26%
Allowance for loan losses to period end loans	3.44%	1.57%
Allowance for loan losses to nonaccrual loans	102.61%	60.96%
Nonperforming assets to total assets	3.49%	2.81%
Nonperforming assets to total loans and other real estate owned	4.86%	3.59%
Other Information
Number of shares outstanding - period end	5,998,237	5,967,493
Average shares outstanding - basic	5,995,907	5,966,274
Average shares outstanding - diluted	5,995,907	5,966,274

CONTACT:
Eastern Virginia Bankshares
Doug Haskett, Chief Financial Officer
804-443-8460
Fax: 804-445-1047